Exhibit 3.6

CERTIFICATE OF SECRETARY

OF

MEADE INSTRUMENTS CORP.,
a Delaware corporation

               The undersigned, Steven G. Murdock, does hereby certify that he is the Secretary of Meade Instruments Corp., a Delaware corporation (the “Company”), and that attached hereto as Exhibit A is a true, complete and correct copy of the amendment to Article III, Section 3.02(a), of the Amended and Restated Bylaws of the Company, adopted effective as of May 28, 2003.

               IN WITNESS WHEREOF, the undersigned has signed his name to this certificate this 28th day of May, 2003.

/s/ Steven G. Murdock
Steven G. Murdock Secretary

EXHIBIT A

Amendment to Article III, Section 3.02(a), of
the Amended and Restated Bylaws of
Meade Instruments Corp.,
a Delaware corporation

The second sentence of Article III, Section 3.02(a), of the Amended and Restated Bylaws is hereby amended to read in its entirety as follows:

“The exact number of directors shall be six (6) until changed, within the limits specified above, by resolution, duly approved by the Board of Directors.”